Exhibit 8.1

Subsidiaries of Excel Maritime Carriers Ltd.

Ship-owning Wholly-owned Subsidiaries:

Company	Country of Incorporation	Vessel Name

Lowlands Beilun Shipco LLC	Marshall Islands	Lowlands Beilun
Iron Miner Shipco LLC	Marshall Islands	Iron Miner
Kirmar Shipco LLC	Marshall Islands	Kirmar
Iron Beauty Shipco LLC	Marshall Islands	Iron Beauty
Iron Manolis Shipco LLC	Marshall Islands	Iron Manolis
Iron Brooke Shipco LLC	Marshall Islands	Iron Brooke
Iron Lindrew Shipco LLC	Marshall Islands	Iron Lindrew
Coal Hunter Shipco LLC	Marshall Islands	Coal Hunter
Pascha Shipco LLC	Marshall Islands	Pascha
Coal Gypsy Shipco LLC	Marshall Islands	Coal Gypsy
Iron Anne Shipco LLC	Marshall Islands	Iron Anne
Iron Vassilis Shipco LLC	Marshall Islands	Iron Vassilis
Iron Bill Shipco LLC	Marshall Islands	Iron Bill
Santa Barbara Shipco LLC	Marshall Islands	Santa Barbara
Ore Hansa Shipco LLC	Marshall Islands	Ore Hansa
Iron Kalypso Shipco LLC	Marshall Islands	Iron Kalypso
Iron Fuzeyya Shipco LLC	Marshall Islands	Iron Fuzeyya
Iron Bradyn Shipco LLC	Marshall Islands	Iron Bradyn
Grain Harvester Shipco LLC	Marshall Islands	Grain Harvester
Grain Express Shipco LLC	Marshall Islands	Grain Express
Iron Knight Shipco LLC	Marshall Islands	Iron Knight
Coal Pride Shipco LLC	Marshall Islands	Coal Pride
Iron Man Shipco LLC	Marshall Islands	Iron Man
Coal Age Shipco LLC	Marshall Islands	Coal Age
Fearless I Shipco LLC	Marshall Islands	Fearless I
Barbara Shipco LLC	Marshall Islands	Barbara
Linda Leah Shipco LLC	Marshall Islands	Linda Leah
King Coal Shipco LLC	Marshall Islands	King Coal
Coal Glory Shipco LLC	Marshall Islands	Coal Glory
Fianna Navigation S.A.	Liberia	Isminaki
Marias Trading Inc.	Liberia	Angela Star
Yasmine International Inc.	Liberia	Elinakos
Tanaka Services Ltd.	Liberia	Rodon
Amanda Enterprises Inc.	Liberia	Happy Day
Whitelaw Enterprises Co.	Liberia	Birthday
Candy Enterprises Inc.	Liberia	Renuar
Fountain Services Ltd.	Liberia	Powerful
Harvey Development Corp.	Liberia	Fortezza
Teagan Shipholding S.A.	Liberia	First Endeavour
Minta Holdings S.A.	Liberia	July M
Odell International Ltd.	Liberia	Mairouli
Ingram Limited	Liberia	Emerald
Snapper Marine ltd.	Liberia	Marybell
Barland Holding Inc.	Liberia	Attractive
Centel Shipping Company Limited	Cyprus	Lady
Castalia Services Ltd.	Liberia	Princess I
Liegh Jane Navigation S.A.	Liberia	Swift
Iron Endurance Shipco LLC	Marshall Islands	Iron Endurance
Christine Shipco LLC (1) (2)	Marshall Islands	Christine
Hope Shipco LLC (1) (3)	Marshall Islands	Hope
Lillie Shipco LLC (1) (3)	Marshall Islands	Lillie
Fritz Shipco LLC (1) (3)	Marshall Islands	Fritz
Benthe Shipco LLC (1) (3)	Marshall Islands	Benthe
Gayle Frances Shipco LLC (1) (3)	Marshall Islands	Gayle Frances
Iron Lena Shipco LLC (1) (3)	Marshall Islands	Iron Lena

(1)  Newbuilding vessels
(2)  Christine Shipco LLC is owned 42.8% by the Company
(3)  Consolidated joint venture owned 50% by the Company
(4)  Formerly Iron Endurance Shipco LLC

We have also established the following companies to acquire vessels:

Company	Country of incorporation	Date of incorporation
Magalie Investments Corp.	Liberia	March 2005
Melba Management Ltd.	Liberia	April 2005
Naia Development Corp.	Liberia	April 2005

In addition, Pisces Shipholding Ltd. remains dormant following the sale of the M/V Goldmar in May 2007.

Non Ship-owning Wholly-owned Subsidiaries:

Company	Country of incorporation	Date of incorporation
Maryville Maritime Inc.	Liberia	August 1983
Point Holdings Ltd. (1)	Liberia	February 1998
Thurman International Ltd	Liberia	April 2002
Bird Acquisition Corp. (2)	Marshall Islands	January, 2008
Quintana Management LLC	Marshall Islands	February, 2005
Quintana Logistics LLC	Marshall Islands	December, 2005

(1)	As of March 15, 2008, Point Holdings Ltd. is the parent company (100% owner) of one Cypriot and seventeen Liberian ship-owning companies and four Liberian companies.

(2)
As of May 15, 2008, Bird Acquisition Corp. (“Bird”) is the parent company (100% owner) of 29 Marshall Islands ship-owning companies and one Maltese ship-owning company. Bird is also a joint-venture partner in seven Marshall Island ship-owning companies, six of which are 50% owned by Bird and one 42.8% owned by Bird. Bird is the successor-in-interest to Quintana Maritime Ltd.

Equity investee as of December 31, 2007

Company	Country of incorporation	Date of incorporation
Oceanaut Inc. (1)	Republic of the Marshall Islands	May 2006

(1) As of December 31, 2007, the Company owns 18.9% of Oceanaut Inc.

SK 02545 0001 886202